Exhibit 99.1
RingCentral Announces Fourth Quarter 2022 Results
Total revenue at $525 million, up 17%; ARR at $2.1 billion, up 17%
Announces new five-year, $600 million credit facility
Belmont, Calif. – February 15, 2023 – RingCentral, Inc. (NYSE:RNG), a leading provider of global enterprise cloud communications, video meetings, collaboration, and contact center solutions, today announced financial results for the fourth quarter and fiscal year ended December 31, 2022.
Fourth Quarter Financial Highlights

•Total revenue increased 17% year over year to $525 million.
•Subscriptions revenue increased 19% year over year to $502 million.
•Annualized Exit Monthly Recurring Subscriptions (ARR) increased 17% year over year to $2.10 billion.
•Mid-market and Enterprise ARR increased 20% year over year to $1.30 billion.
•GAAP operating margin of (48.7)%, compared to (23.0)% in the prior year
•Record non-GAAP operating margin of 14.0%, up 340 basis points year over year
"We are in a select category of SaaS companies with over $2 billion of recurring revenue, and our Q4 results reflect our ability to deliver healthy growth and increasing profitability as we continue to scale," said Vlad Shmunis, RingCentral's founder, chairman and CEO. "We are executing well in the current environment given our product leadership, which provides customers with the market's leading UCaaS platform, as well as an integrated CCaaS solution."
"We achieved a record non-GAAP operating margin of 14.0% in the fourth quarter, driven by operating leverage, actively managing our workforce, and prioritizing higher ROI investments" said Sonalee Parekh, RingCentral's CFO. "We will continue to drive increasing profitability and free cash flow, while also investing in R&D and go-to-market to expand our leadership position as we address the large market opportunity in front of us."
Financial Results for the Fourth Quarter 2022
•Revenue: Total revenue was $525 million for the fourth quarter of 2022, up from $448 million in the fourth quarter of 2021, representing 17% growth. Adjusted for constant currency, total revenue rose 19%. Subscriptions revenue of $502 million increased 19% year over year and accounted for over 90% of total revenue. Adjusted for constant currency, subscriptions revenue rose 21%.
•Operating Income (Loss): GAAP operating loss was ($256) million, compared to ($103) million in the same period last year, primarily driven by a non-cash charge related to our Avaya prepaid commissions balance. Non-GAAP operating income was $73 million, compared to $47 million in the same period last year, resulting in a non-GAAP operating margin of 14.0%.
•Adjusted EBITDA: Adjusted EBITDA for the fourth quarter of 2022 was $93 million, or 17.7% of total revenue, compared to $63 million, or 14.1% of total revenue, for the fourth quarter of 2021.
•Net Income (Loss) Per Share: GAAP net loss per share was ($2.97), compared to ($1.27) in the same period last year, primarily driven by a non-cash charge related to our Avaya prepaid commissions balance and mark-to-market losses associated with our Avaya preferred stock investment. Diluted non-GAAP net income per share was $0.60, compared to $0.39 per share in the same period last year. The fourth quarters of 2022 and 2021 reflected a 22.5% non-GAAP tax rate. There were no material cash taxes given our net operating loss carryforwards.

•Cash and Cash Equivalents: Total cash and cash equivalents at the end of the fourth quarter of 2022 was $270 million. This compares to $305 million at the end of the third quarter of 2022. Our cash balance reflects approximately $55 million in cash paid during the fourth quarter of 2022 for the repurchase of shares under the plan announced in December 2021.
Financial Results for the Full Year 2022
•Revenue: Total revenue was $1.99 billion for 2022, up from $1.59 billion in 2021, representing 25% growth. Adjusted for constant currency, total revenue rose 26%. Subscriptions revenue of $1.89 billion increased 27% and accounted for over 90% of total revenue. Adjusted for constant currency, subscriptions revenue rose 29%.
•Operating Income (Loss): GAAP operating loss was ($649) million, compared to ($302) million in 2021, driven by a non-cash charge related to our Avaya prepaid commissions balance and amortization of acquisition intangibles. Non-GAAP operating income was $246 million, compared to $162 million in 2021, resulting in a non-GAAP operating margin of 12.4%.
•Adjusted EBITDA: Adjusted EBITDA in 2022 was $318 million, or 16.0% of total revenue, compared to $221 million, or 13.9% of total revenue, in 2021.
•Net Income (Loss) Per Share: GAAP net loss per share was ($9.23), compared to ($4.10) in 2021, primarily driven by a non-cash charge related to our Avaya prepaid commissions balance and mark-to-market losses associated with our Avaya preferred stock investment. Diluted non-GAAP net income per share was $1.99, compared to $1.34 per share in 2021. 2022 and 2021 reflected a 22.5% non-GAAP tax rate. There were no material cash taxes given our net operating loss carryforwards.
Credit Facility
RingCentral announced today that it has entered into a 5-year, $600 million credit facility consisting of a $400 million Delayed Draw Term Loan A and a $200 million Revolver. Bank of America and J.P. Morgan acted as Joint Lead Arrangers and Bookrunners and Wells Fargo as Joint Bookrunner. Proceeds from the Term Loan A are intended to be used to retire convertible debt, if market conditions present an attractive opportunity to do so. "There was strong demand for the facility from leading financial institutions, which is a testament to our strengthening financial profile, strategy of driving efficient growth, robust free cash flow generation, and disciplined capital management," said Parekh.
Additional Highlights
•Announced a new Strategic Collaboration Agreement with Amazon Web Services to help organizations accelerate their cloud journeys and transform their employee and customer communications. As part of the multi-year agreement, AWS will offer industry-leading RingCentral Message Video Phone (MVP) and RingCentral Contact Center solutions to its customers.
•Announced an extended and expanded strategic partnership agreement with Avaya Inc., a global provider of solutions to enhance and simplify communications and collaboration. Under the terms of the expanded agreement, RingCentral and Avaya have agreed to extend their multi-year, exclusive partnership, which now includes minimum seat commitments and a better aligned incentive structure intended to drive accelerated migration to Avaya Cloud Office ("ACO"). Avaya will be compensated in cash as ACO seats are sold, and there is no prepaid commissions amount to Avaya.
•Announced a strategic relationship with Charter Communications to launch two new offerings - Spectrum Business Connect with RingCentral and Spectrum Enterprise Unified Communications with RingCentral. These new offerings will combine RingCentral MVP™ with Spectrum’s high-speed internet and network solutions to provide Spectrum’s small and medium-sized business customers – as well as Enterprise clients –access to a reliable, secure, and simple communications platform which will enable them to work productively from anywhere.
•Named a leader in the 2022 Gartner® Magic Quadrant™ for Unified Communications as a Service, Worldwide Report for eighth year in a row.
•Received the 2022 Enlightened Growth Leadership Best Practices Award from the independent, not-for-profit Frost & Sullivan Institute for “achieving sustained financial growth over a ten year period,” as well as

“innovating to zero” and making a positive difference in the world by addressing environmental, social, and corporate governance (ESG) issues.
•Introduced Device as a Service ("DaaS") offering, which allows businesses to easily procure and deploy phone, video, rooms, and contact center hardware from leading providers. At a low upfront cost with streamlined procurement from a single vendor, predictable recurring pricing, simpler device management, and software upgrades – DaaS makes it easy for customers to complement their RingCentral MVP, Rooms, or Contact Center solutions with the right hardware options.
•Announced a comprehensive End-to-End-Encryption (E2EE) Solution for Message, Video and Phone. E2EE technology prevents any unauthorized third party from accessing users’ communication content. For security minded organizations, this provides privacy for privileged conversations – as well as protection against third party intrusion and attacks.
Financial Outlook
Full Year 2023 Guidance:
•Subscriptions revenue range of $2.080 to $2.100 billion, representing annual growth of 10% to 11%.
•Total revenue range of $2.180 to $2.200 billion, representing annual growth of 10% to 11%.
•GAAP operating margin range of (8.3%) to (6.9%).
•Non-GAAP operating margin of at least 18.0%.
•Non-GAAP tax rate assumed to be 22.5%. No material cash taxes expected given net operating loss carryforwards.
•Non-GAAP EPS range of $3.04 to $3.10 based on 99 to 100 million fully diluted shares.
•Share-based compensation range of $395 to $415 million.
•Amortization of acquisition intangibles of $149 million.
•Restructuring costs range of $5 to $10 million.
First Quarter 2023 Guidance:
•Subscriptions revenue range of $503 to $505 million, representing annual growth of 14% to 15%.
•Total revenue range of $526 to $530 million, representing annual growth of 12% to 13%.
•GAAP operating margin range of (11.5%) to (9.4%).
•Non-GAAP operating margin of 16.5%.
•Non-GAAP tax rate assumed to be 22.5%. No material cash taxes expected given net operating loss carryforwards.
•Non-GAAP EPS of $0.69 to $0.70 based on 96.5 to 97.5 million fully diluted shares.
•Share-based compensation range of $95 to $100 million.
•Amortization of acquisition intangibles of $38 million.
•Restructuring costs range of $5 to $10 million.
For a reconciliation of our forecasted non-GAAP operating margin, see “Reconciliation of Forecasted Operating Margin GAAP Measures to Non-GAAP Measures.” We have not reconciled our forecasted non-GAAP EPS to its respective forecasted GAAP measure because we do not provide guidance on it. We do not provide guidance on forecasted GAAP EPS because of the inherent uncertainty and complexity involved in forecasting the intercompany remeasurement gain (loss), gain (loss) associated with investments, gain (loss) on early debt conversions, and provision (benefit) from income taxes, which could be significant reconciling items between the non-GAAP and respective GAAP measures. The intercompany remeasurement gain (loss) is affected by the movement in various exchange rates relative to the U.S. Dollar, which is difficult to predict and subject to constant change. We do not provide guidance on gain (loss) associated with investments as it is based on future share prices, which are difficult to predict and subject to inherent uncertainties. We do not provide guidance on gain (loss) on debt early conversions as it is based on future conversion requests, future share prices, and interest rates, which are difficult to predict and are subject to inherent uncertainties. We do not provide guidance on forecasted GAAP tax rates as we do not forecast discrete tax items as they are difficult to predict. The provision (benefit) from income taxes, excluding discrete items, is expected to have an immaterial impact to our GAAP EPS. We utilized a projected long-term tax rate in our computation of the non-GAAP income tax provision. For fiscal 2023, we have determined the projected non-GAAP tax rate to be 22.5%. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.
Conference Call Details:
•What: RingCentral financial results for the fourth quarter and fiscal year 2022 and outlook for the first quarter and fiscal year 2023.
•When: February 15, 2023 at 2:00PM PT (5:00PM ET).
•Dial-in: 1-888-349-0093 from the United States; 1-412-317-5201 internationally
•Webcast: RingCentral Q4 2022 Earnings Webcast (live and replay).
•Replay: Following the completion of the call through 11:59 PM ET on February 22, 2023, a telephone replay will be available by dialing 1-844-512-2921 from the United States or 412-317-6671 internationally with recording access code 10174186.
Investor Presentation Details
An investor presentation providing additional information and analysis can be found at http://ir.ringcentral.com/.
About RingCentral
RingCentral, Inc. (NYSE: RNG) is a leading provider of business cloud communications and contact center solutions based on its powerful Message Video Phone™  (MVP®) global platform. More flexible and cost-effective than legacy on-premises PBX and video conferencing systems, RingCentral® empowers modern mobile and distributed workforces to communicate, collaborate, and connect via any mode, device, and device location. RingCentral offers three essential products in its portfolio, including RingCentral MVP®, a Unified Communications as a Service (UCaaS) platform including team messaging, video meetings, and cloud phone system; RingCentral Video®,  the company's video meetings solution with team messaging that enables Smart Video Meetings™; and RingCentral Contact Center™ solutions. RingCentral's open platform integrates with leading third-party business applications and allows customers to customize business workflows easily. RingCentral is headquartered in Belmont, California, and has offices worldwide.
© 2023 RingCentral, Inc. All rights reserved. RingCentral, Message Video Phone, MVP, RingCentral MVP, RingCentral Video, RingCentral Contact Center, Smart Video Meetings, and the RingCentral logo are trademarks of RingCentral, Inc.
Forward-Looking Statements
This press release contains “forward-looking statements,” including but not limited to, statements regarding our future financial results, our GAAP and non-GAAP guidance, the results of the pace of our innovation and our partner networks, our estimates and expectations regarding third parties, and our ability to execute and lead in the UCaaS digital transformation market, our expectations around the demand for our products and the growth of the markets in which we compete. Forward-looking statements are subject to known and unknown risks and uncertainties, and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: our ability to realize the anticipated benefits of our strategic relationships; our expectations regarding our strategic acquisitions; our ability to grow at our expected rate of growth; our ability to add and retain larger and enterprise customers and enter new geographies and markets; our ability to continue to release, and gain customer acceptance of, new and improved versions of our services, including RingCentral MVP™, and RingCentral Video®; our ability to compete successfully against existing and new competitors; our ability to enter into and maintain relationships with resellers, carriers, channel partners and strategic partners; our ability to successfully and timely integrate, and realize the benefits of any significant acquisition we may make; our ability to manage our expenses and growth; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our most recent Form 10-Q filed with the Securities and Exchange Commission, and in other filings we make with the Securities and Exchange Commission from time to time.

All forward-looking statements in this press release are based on information available to RingCentral as of the date hereof, and we undertake no obligation to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.
Non-GAAP Financial Measures
Our reported financial results and financial outlook include certain Non-GAAP financial measures, including Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP net cash provided by (used in) operating activities, Non-GAAP free cash flow, and constant currency revenue. Non-GAAP subscriptions gross margin is defined as Non-GAAP subscriptions gross profit divided by GAAP subscriptions revenue. Non-GAAP other gross margin is defined as Non-GAAP other gross profit divided by GAAP other revenue. Non-GAAP income (loss) from operations is defined as GAAP income (loss) from operations excluding share-based compensation which includes related employer payroll taxes, amortization of acquisition intangibles, third-party relocation costs tied to the conflict between Russia and Ukraine and other costs including acquisition-related transaction costs and retention payments, changes in the fair-value of contingent consideration obligations, and certain litigation-related costs; asset write-down charges; and restructuring costs. Non-GAAP operating margin is defined as Non-GAAP income (loss) from operations divided by total GAAP revenue. Non-GAAP adjusted EBITDA is defined as GAAP income (loss) from operations excluding share-based compensation which includes related employer payroll taxes, depreciation and amortization, third-party relocation and other costs tied to the conflict between Russia and Ukraine and other costs including acquisition-related transaction costs and retention payments, changes in the fair-value of contingent consideration obligations, and certain litigation-related costs; asset write-down charges; and restructuring costs. Non-GAAP net income (loss) is defined as GAAP net income (loss) excluding share-based compensation which includes related employer payroll taxes, amortization of acquisition intangibles, third-party relocation costs tied to the conflict between Russia and Ukraine and other costs, asset write-down charges, restructuring costs, non-cash interest expense associated with amortization of debt discount and issuance costs related to our convertible senior notes, loss (gain) associated with investments, loss (gain) on early extinguishment of debt, intercompany remeasurement gains or losses, and the related income tax effect of these adjustments.
Non-GAAP diluted shares outstanding include the impact on shares used in per share calculations of our outstanding capped call transactions. Our outstanding capped call transactions are anti-dilutive in GAAP earnings per share but are expected to mitigate the dilutive effect of our convertible notes and therefore are included in the calculations of non-GAAP diluted shares outstanding.
Non-GAAP net cash provided by (used in) operating activities is defined as net cash provided by (used in) operating activities, less cash received from strategic partnerships, plus cash paid for repayments of convertible senior notes attributable to debt discount. Non-GAAP free cash flow is defined as Non-GAAP net cash provided by (used in) operating activities reduced by purchases of property and equipment and capitalized internal-use software. We believe information regarding free cash flow provides useful information to investors in understanding and evaluating the strength of liquidity and available cash.
We have included Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP net cash provided by (used in) operating activities, Non-GAAP free cash flow and constant currency revenue in this press release because they are key measures used by us to understand and evaluate our operating performance and trends, to prepare and approve our annual budget, and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses and cash flow items in calculating Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP net cash provided by (used in) operating activities, and Non-GAAP free cash flow provide useful measure for period-to-period comparisons of our business.
The Company has provided certain revenue-related information adjusted for constant currency to provide a framework for assessing how the Company's underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current period results in currencies other than United States dollars are converted into United States dollars at the average exchange rate prevailing for the quarter being compared to for growth rate calculations presented, rather than the actual exchange rates in effect during that period.
Although Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP net cash provided by (used in) operating activities, Non-GAAP free cash flow and constant currency revenue are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures.
Reconciliations of the Company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release.
Other Measures
Our reported results also include our annualized exit monthly recurring subscriptions, mid-market and enterprise annualized exit monthly recurring subscriptions, enterprise annualized exit monthly recurring subscriptions and net monthly subscriptions dollar retention. We define our annualized exit monthly recurring subscriptions as our monthly recurring subscriptions multiplied by 12. Our monthly recurring subscriptions equal the monthly value of all customer recurring charges contracted at the end of a given month. We believe this metric is a leading indicator of our anticipated subscriptions revenue. We calculate mid-market and enterprise annualized exit monthly recurring subscriptions in the same manner as we calculate our annualized exit monthly recurring subscriptions, except that only customer subscriptions from customers generating $25,000 or more in annual recurring revenue are included. We calculate enterprise annualized exit monthly recurring subscriptions in the same manner as we calculate our annualized exit monthly recurring subscriptions, except that only customer subscriptions from customers generating $100,000 or more in annual recurring revenue are included. We define our Net Monthly Subscription Dollar Retention Rate as (i) one plus (ii) the quotient of Dollar Net Change divided by Average Monthly Recurring Subscriptions. We calculate dollar net change as the quotient of (i) the difference of our monthly recurring subscriptions at the end of a period minus our monthly recurring subscriptions at the beginning of a period minus our monthly recurring subscriptions at the end of the period from new customers we added during the period, (ii) all divided by the number of months in the period. We define our average monthly recurring subscriptions as the average of the monthly recurring subscriptions at the beginning and end of the measurement period.

Investor Relations Contact:
Will Wong, RingCentral
650-450-4826
ir@ringcentral.com

Media Contact:
Mariana Leventis, RingCentral
650-562-6545
Mariana.Leventis@ringcentral.com

TABLE 1
RINGCENTRAL, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	December 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$269,984	$267,162
Accounts receivable, net	311,318	232,842
Deferred and prepaid sales commission costs	158,865	102,572
Prepaid expenses and other current assets	55,849	48,165
Total current assets	796,016	650,741
Property and equipment, net	185,400	166,910
Operating lease right-of-use assets	35,433	47,294
Long-term investments	4,559	210,445
Deferred and prepaid sales commission costs, non-current	438,579	723,448
Goodwill	54,335	55,490
Acquired intangibles, net	528,051	716,606
Other assets	31,289	8,105
Total assets	$2,073,662	$2,579,039
Liabilities, Temporary Equity, and Stockholders' (Deficit) Equity
Current liabilities
Accounts payable	$62,721	$70,022
Accrued liabilities	380,113	279,798
Deferred revenue	209,725	176,450
Total current liabilities	652,559	526,270
Convertible senior notes, net	1,638,411	1,398,489
Operating lease liabilities	20,182	31,812
Other long-term liabilities	45,848	84,052
Total liabilities	2,357,000	2,040,623

Temporary equity
Series A convertible preferred stock	199,449	199,449

Stockholders' (deficit) equity
Common stock	10	9
Additional paid-in capital	1,059,880	1,086,870
Accumulated other comprehensive (loss) income	(8,781)	644
Accumulated deficit	(1,533,896)	(748,556)
Total stockholders' (deficit) equity	$(482,787)	$338,967
Total liabilities, temporary equity and stockholders' (deficit) equity	$2,073,662	$2,579,039

TABLE 2
RINGCENTRAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenues
Subscriptions	$501,616	$420,214	$1,887,756	$1,482,080
Other	23,130	28,282	100,574	112,674
Total revenues	524,746	448,496	1,988,330	1,594,754
Cost of revenues
Subscriptions	136,015	109,229	531,098	345,948
Other	24,578	26,787	110,633	102,421
Total cost of revenues	160,593	136,016	641,731	448,369
Gross profit	364,153	312,480	1,346,599	1,146,385
Operating expenses
Research and development	88,764	86,781	362,256	309,739
Sales and marketing	275,464	246,398	1,057,231	854,156
General and administrative	75,088	82,560	292,898	284,276
Asset write-down charges	180,447	—	283,689	—
Total operating expenses	619,763	415,739	1,996,074	1,448,171
Loss from operations	(255,610)	(103,259)	(649,475)	(301,786)
Other income (expense), net
Interest expense	(1,194)	(16,185)	(4,807)	(64,382)
Other income (expense)	(25,046)	2,188	(219,771)	(7,554)
Other income (expense), net	(26,240)	(13,997)	(224,578)	(71,936)
Loss before income taxes	(281,850)	(117,256)	(874,053)	(373,722)
Provision for income taxes	2,213	1,101	5,113	2,528
Net loss	$(284,063)	$(118,357)	$(879,166)	$(376,250)
Net loss per common share
Basic and diluted	$(2.97)	$(1.27)	$(9.23)	$(4.10)
Weighted-average number of shares used in computing net loss per share
Basic and diluted	95,663	93,297	95,239	91,738

TABLE 3
RINGCENTRAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities
Net loss	$(879,166)	$(376,250)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	246,561	125,292
Share-based compensation	386,009	357,965
Unrealized loss on investments	203,483	14,611
Asset write-down and other charges	305,351	—
Amortization of deferred and prepaid sales commission costs	115,184	74,165
Amortization of debt discount and issuance costs	4,468	64,063
Loss on early extinguishment of debt	—	1,736
Repayment of convertible senior notes attributable to debt discount	—	(10,131)
Reduction of operating lease right-of-use assets	19,907	18,025
Provision for bad debt	9,367	8,132
Other	4,327	809
Changes in assets and liabilities:
Accounts receivable	(87,843)	(64,940)
Deferred and prepaid sales commission costs	(235,869)	(178,358)
Prepaid expenses and other assets	3,812	9,111
Accounts payable	(6,166)	17,852
Accrued and other liabilities	89,473	74,517
Deferred revenue	33,275	34,227
Operating lease liabilities	(20,868)	(18,675)
Net cash provided by operating activities	191,305	152,151
Cash flows from investing activities
Purchases of property and equipment	(32,713)	(28,959)
Capitalized internal-use software	(53,730)	(43,692)
Purchases of intangible assets and long-term investments	(3,990)	(324,178)
Proceeds from sale of marketable equity investments	3,223	—
Net cash used in investing activities	(87,210)	(396,829)
Cash flows from financing activities
Proceeds from series A convertible preferred stock, net of issuance costs	—	199,449
Payments for repurchase of common stock	(99,793)	—
Proceeds from issuance of stock in connection with stock plans	15,855	36,721
Payments for taxes related to net share settlement of equity awards	(7,598)	(21,549)
Payments for repurchase or redemption of convertible senior notes	—	(333,632)
Repayment of financing obligations	(4,815)	(4,160)
Payment for contingent consideration	(1,867)	(3,880)
Net cash used in financing activities	(98,218)	(127,051)
Effect of exchange rate changes	(3,055)	(962)
Net increase (decrease) in cash, cash equivalents, and restricted cash	2,822	(372,691)
Cash, cash equivalents, and restricted cash
Beginning of year	267,162	639,853
End of year	$269,984	$267,162

TABLE 4
RINGCENTRAL, INC.
RECONCILIATION OF OPERATING INCOME (LOSS)
GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenues
Subscriptions	$501,616	$420,214	$1,887,756	$1,482,080
Other	23,130	28,282	100,574	112,674
Total revenues	524,746	448,496	1,988,330	1,594,754
Cost of revenues reconciliation
GAAP Subscriptions cost of revenues	136,015	109,229	531,098	345,948
Share-based compensation	(6,381)	(6,656)	(26,802)	(22,824)
Amortization of acquisition intangibles	(42,196)	(29,944)	(170,805)	(62,562)
Third-party relocation and other costs	(16)	—	(1,245)	—
Restructuring costs	(205)	—	(457)	—
Non-GAAP Subscriptions cost of revenues	87,217	72,629	331,789	260,562

GAAP Other cost of revenues	24,578	26,787	110,633	102,421
Share-based compensation	(1,890)	(2,320)	(8,595)	(8,726)
Amortization of acquisition intangibles	(22)	(12)	(76)	(16)
Non-GAAP Other cost of revenues	22,666	24,455	101,962	93,679
Gross profit and gross margin reconciliation
Non-GAAP Subscriptions	82.6%	82.7%	82.4%	82.4%
Non-GAAP Other	2.0%	13.5%	(1.4)%	16.9%
Non-GAAP Gross profit	79.1%	78.4%	78.2%	77.8%
Operating expenses reconciliation
GAAP Research and development	88,764	86,781	362,256	309,739
Share-based compensation	(20,697)	(25,046)	(90,961)	(87,854)
Third-party relocation and other costs	(1,427)	—	(18,987)	—
Restructuring costs	(2,599)	—	(5,321)	—
Non-GAAP Research and development	64,041	61,735	246,987	221,885
As a % of total revenues non-GAAP	12.2%	13.8%	12.4%	13.9%

GAAP Sales and marketing	275,464	246,398	1,057,231	854,156
Share-based compensation	(35,997)	(40,918)	(155,746)	(145,289)
Amortization of acquisition intangibles	(895)	(946)	(3,641)	(3,846)
Third-party relocation and other costs	(66)	—	(121)	—
Restructuring costs	(6,662)	—	(9,695)	—
Non-GAAP Sales and marketing	231,844	204,534	888,028	705,021
As a % of total revenues non-GAAP	44.2%	45.6%	44.7%	44.2%

GAAP General and administrative	75,088	82,560	292,898	284,276
Share-based compensation	(28,231)	(31,822)	(112,740)	(112,277)
Third-party relocation and other costs	(396)	(12,866)	(3,770)	(20,508)
Restructuring costs	(888)	—	(2,711)	—
Non-GAAP General and administrative	45,573	37,872	173,677	151,491
As a % of total revenues non-GAAP	8.7%	8.4%	8.7%	9.5%

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Income (loss) from operations reconciliation
GAAP loss from operations	(255,610)	(103,259)	(649,475)	(301,786)
Share-based compensation	93,196	106,762	394,844	376,970
Amortization of acquisition intangibles	43,113	30,902	174,522	66,424
Third-party relocation and other costs	1,905	12,866	24,123	20,508
Asset write-down charge	180,447	—	283,689	—
Restructuring costs	10,354	—	18,184	—
Non-GAAP Income from operations	73,405	47,271	245,887	162,116
Non-GAAP Operating margin	14.0%	10.5%	12.4%	10.2%

Depreciation and amortization	19,282	16,167	72,039	58,868
Non-GAAP Adjusted EBITDA	92,687	63,438	317,926	220,984
As a % of total revenues non-GAAP	17.7%	14.1%	16.0%	13.9%

TABLE 5
RINGCENTRAL, INC.
RECONCILIATION OF NET INCOME (LOSS)
GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except per share data) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income (loss) income reconciliation
GAAP net loss	$(284,063)	$(118,357)	$(879,166)	$(376,250)
Share-based compensation	93,196	106,762	394,844	376,970
Amortization of acquisition intangibles	43,113	30,902	174,522	66,424
Third-party relocation and other costs	1,905	12,866	24,109	20,508
Asset write-down charge	180,447	—	283,689	—
Restructuring costs	10,354	—	18,184	—
Amortization of debt discount and issuance costs	1,118	16,083	4,468	64,063
Loss (gain) associated with investments	27,265	(2,744)	221,345	3,457
Loss on early extinguishment of debt	—	—	—	1,736
Intercompany remeasurement (gain) loss	(639)	658	(120)	2,167
Income tax expense effects	(14,641)	(9,535)	(50,459)	(33,833)
Non-GAAP net income	$58,055	$36,635	$191,416	$125,242
Reconciliation between GAAP and non-GAAP weighted average shares used in computing basic and diluted net income (loss) per common share:
Weighted average number of shares used in computing basic net loss per share	95,663	93,297	95,239	91,738
Effect of dilutive securities	1,005	1,220	984	1,649
Non-GAAP weighted average shares used in computing non-GAAP diluted net income per share	96,668	94,517	96,223	93,387

Diluted net (loss) income per share
GAAP net loss per share	$(2.97)	$(1.27)	$(9.23)	$(4.10)
Non-GAAP net income per share	$0.60	$0.39	$1.99	$1.34

TABLE 6
RINGCENTRAL, INC.
RECONCILIATION OF CASH FLOWS FROM OPERATING ACTIVITIES
GAAP MEASURES TO NON-GAAP FREE CASH FLOW MEASURES
(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net cash provided by (used in) operating activities	$39,372	$47,651	$191,305	$152,151
Strategic partnerships	(30,000)	—	(30,000)	—
Repayment of convertible senior notes attributable to debt discount	—	—	—	10,131
Non-GAAP net cash provided by operating activities	9,372	47,651	161,305	162,282
Purchases of property and equipment	(8,885)	(7,172)	(32,713)	(28,959)
Capitalized internal-use software	(14,092)	(12,760)	(53,730)	(43,692)
Non-GAAP free cash flow	$(13,605)	$27,719	$74,862	$89,631

TABLE 7
RINGCENTRAL, INC.
RECONCILIATION OF FORECASTED OPERATING MARGIN
GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in millions)

	Q1 2023		FY 2023
	Low Range	High Range	Low Range	High Range
GAAP revenues	526.0	530.0	2,180.0	2,200.0

GAAP loss from operations	(60.7)	(50.1)	(181.1)	(152.5)
GAAP operating margin	(11.5%)	(9.4%)	(8.3%)	(6.9%)
Share-based compensation	100.0	95.0	415.0	395.0
Amortization of acquisition intangibles	37.5	37.5	148.5	148.5
Restructuring costs	10.0	5.0	10.0	5.0
Non-GAAP income from operations	86.8	87.5	392.4	396.0
Non-GAAP operating margin	16.5%	16.5%	18.0%	18.0%